EXHIBIT 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the CarMax, Inc. (the "company") Annual Report on Form 10-K for the year ended February 29, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Enrique N. Mayor-Mora, Senior Vice President and Chief Financial Officer of the company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of, and for, the periods presented in the Report.

Date:  April 21, 2020
/s/ Enrique N. Mayor-Mora
Enrique N. Mayor-Mora
Senior Vice President and
Chief Financial Officer